DUPLICATE

Lease No. 3178
1st Renewal

Canada Mining Regulations

MINING LEASE

THIS INDENTURE made in duplicate this......6 th......................day of

...July............, A.D. 2006.

BETWEEN **HER MAJESTY THE QUEEN** in right of Canada, as represented herein by the Minister of the Department of Indian Affairs and Northern Development, hereinafter called "the Minister"

OF THE FIRST PART

AND

AVALON VENTURES LTD., a body corporate, incorporated under the laws of the Province of British Columbia, having its head office in the City of Toronto, Ontario, hereinafter called "the Lessee"

OF THE SECOND PART

WITNESSES THAT in consideration of the rental, royalty, covenants and agreements hereinafter reserved and contained and subject to the Canada Mining Regulations, as they may be amended, revised or substituted from time to time, hereinafter called "the Regulations", Her Majesty grants unto the Lessee for a term of twenty-one years commencing on the **22nd day of May, 2006**, exclusive licence to search for, win and take all minerals within the meaning of the Regulations in, upon or under the mineral claims described as follows:

> The whole of Lot 1001, Quad 085I02 in the Northwest Territories as shown on a plan of survey number 69408 in the Legal Surveys Division, Department of Natural Resources at Ottawa, said Lot being otherwise known as the mineral claims as shown on Schedule "A" attached hereto, containing 2,602.00 acres (1,052.99 hectares), more or less.

YIELDING AND PAYING THEREFORE unto Her Majesty an annual rental of **$5,204.00**, (the receipt of the rent for the first year of the term being hereby acknowledged) and an annual royalty as provided by the Regulations.

The LESSEE covenants that it will comply with the provisions of the Regulations, and any amendments to the Regulations, or acts or regulations passed in substitution of the Regulations, and with all acts, orders or regulations that now or at any time in the future prescribe, relate to or affect the rights and obligations of the lessee.

If the Lessee fails to pay the rents reserved herein or any royalty prescribed by the Regulations, within the times stated therein, or observe or perform any covenant, term or condition herein contained, the Minister of Indian Affairs and Northern Development may give notice to the Lessee by registered mail addressed to its last known address on record with the Mining Recorder that if the default is not remedied within 60 days from the date of notice, the Lease may be terminated.

The Lessee will indemnify and save harmless Her Majesty against and from all actions, suits, proceedings, costs, charges, expenses, claims, demands, damages, matters and things whatsoever and by whomsoever made, sustained, brought or prosecuted, in any manner based upon, occasioned by or attributable to anything done, suffered or omitted by the Lessee, its servants or agents, in the exercise or purported exercise of the rights granted to it herein.

No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided, but such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now and thereafter existing at law or in equity.

THE PARTIES hereto agree that this indenture enures to the benefit of, and is binding upon, Her Majesty, Her Heirs and Successors, and the Lessee, its successors and assigns.

IN WITNESS whereof the Director, Mineral & Petroleum Resources, Northwest Territories, Department of Indian Affairs and Northern Development on behalf of the Minister has hereunto set his hand and seal and **Avalon Ventures Ltd.** has hereunto affixed its corporate seal attested to by its proper officers in that behalf.

Signed, Sealed and Delivered
in the Presence of

[signature] Curdy

[signature]
Director, Mineral & Petroleum Resources
Northwest Territories
Department of Indian Affairs
and Northern Development

Signed, Attested to and
Delivered by the

Donald S. Bubar
President & CEO
Print Name and Title of Officer

[signature]
Avalon Ventures Ltd.

(seal)

MARIE D. THORNE
CORPORATE SECRETARY
Print Name and Title of Officer

Marie D. Thorne [signature]
Avalon Ventures Ltd.

Lease # 3178

Schedule A

Claim #	Claim Name	Claim #	Claim Name
A75297	THOR 1	B54720	NB 120
A75298	THOR 2	B54721	NB 121
B49270	THOR 30	B54722	NB 122
B49271	THOR 31	B54723	NB 123
B49272	THOR 32	B54724	NB 124
B49273	THOR 33	B54725	NB 125
B49274	THOR 34	B54726	NB 126
B49279	THOR 39	B54731	NB 131
B49280	THOR 40	B54732	NB 132
B49281	THOR 41	B54733	NB 133
B49282	THOR 42	B54734	NB 134
B49283	THOR 43	B54735	NB 135
B49284	THOR 44	B54736	NB 136
B49285	THOR 45	B54737	NB 137
B54710	NB 110	B54738	NB 138
B54711	NB 111	B54739	NB 139
B54712	NB 112	B54740	NB 140
B54713	NB 113	B54741	NB 141
B54714	NB 114	B54742	NB 142
B54715	NB 115	B54743	NB 143
B54716	NB 116	B54769	NB 169
B54717	NB 117	B54770	NB 170
B54718	NB 118	B54771	NB 171
B54719	NB 119	B54772	NB 172